Exhibit 99.1
Savers Value Village, Inc. Reports Second Quarter Financial Results

Net sales increased 7.9%, or 8.5% in constant currency1
Comparable store sales increased 4.6%; U.S. up 6.2% and Canada up 2.6%
Company raises fiscal 2025 outlook
Bellevue, WA - July 31, 2025 – Savers Value Village, Inc. (NYSE: SVV), (the “Company”) today announced financial results for the thirteen weeks ended June 28, 2025 (the “second quarter”).
Highlights for the Second Quarter; Comparisons are to the Thirteen Weeks Ended June 29, 2024
•Total Company net sales increased 7.9% to $417.2 million; constant-currency net sales1 increased 8.5%; and comparable store sales increased 4.6%.
•For the United States (“U.S.”), net sales increased 10.5% and comparable store sales increased 6.2%.
•For Canada, net sales increased 3.4%; constant-currency net sales1 increased 4.7%; and comparable store sales increased 2.6%.
•Opened 4 new stores, ending the second quarter with 354 stores.
•Net income was $18.9 million, or $0.12 per diluted share, and net income margin was 4.5%.
•Adjusted net income1 was $22.8 million, or $0.14 per diluted share.
•Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)1 was $68.8 million and Adjusted EBITDA margin1 was 16.5%. Changes in foreign currency exchange rates negatively impacted Adjusted EBITDA1 by $0.4 million during the second quarter.

Mark Walsh, Chief Executive Officer of Savers Value Village, Inc. stated, "We are proud of our second quarter results. Our strong U.S. comparable store sales and continued improvement in Canada demonstrate that our sharp value and compelling assortment are winning with consumers. Given the ongoing momentum in the business, we are raising our 2025 guidance."

[1] Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as well as amounts presented on a constant currency basis, are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures”, “Constant Currency” and the accompanying financial tables which reconcile GAAP financial measures to these non-GAAP measures.

Secondary Offering
On May 16, 2025, certain funds, investment vehicles or accounts managed or advised by the Private Equity Group of Ares Management Corporation (“Ares”) and Mark Walsh, the chief executive officer of the Company (collectively, the “Selling Stockholders”), sold 17.3 million shares, including approximately 2.3 million shares pursuant to the exercise of the underwriters’ over-allotment option (the “Offering”). The Company did not receive any proceeds from sales made by the Selling Stockholders but incurred approximately $1.2 million in costs associated with the Offering, which were recorded within selling, general and administrative expense.
As part of the Offering, the Company purchased from the underwriters approximately 2.3 million shares of common stock at a price per share of $8.86 and a total cost of approximately $20.0 million, excluding excise tax. The Company funded the share repurchase from its existing cash on hand and it was not part of its existing share repurchase program authorized in November 2023.
As of the end of the second quarter, Ares owned approximately 75.6% of the Company’s outstanding common stock.
Share Repurchase Authorization
During the second quarter, under the $50.0 million share repurchase program announced in November 2023, the Company repurchased approximately 0.4 million shares of its common stock at a weighted average price of $8.17 per share. As of the end of the second quarter, the Company had $2.8 million remaining under the share repurchase program.
Fiscal 2025 Outlook1
The Company is updating its outlook for the fifty-three weeks ending January 3, 2026 (“fiscal 2025”) as follows:

	Current	Previous
Net sales	$1.67 billion to $1.69 billion	$1.61 billion to $1.65 billion
Comparable store sales growth over fiscal 2024[2]	3.0% to 4.5%	0.5% to 2.5%
Net income	$47 million to $58 million, or $0.29 to $0.36 per diluted share	$36 million to $52 million, or $0.21 to $0.31 per diluted share
Adjusted net income[3]	$67 million to $78 million, or $0.41 to $0.48 per diluted share	$62 million to $77 million, or $0.37 to $0.46 per diluted share
Adjusted EBITDA[3]	$252 million to $267 million	$245 million to $265 million
Capital expenditures	$125 million to $140 million	$125 million to $150 million
New store openings	25	25 to 30

[1] The Company’s outlook for fiscal 2025 assumes an exchange rate of 1 Canadian dollar (“CAD”) = 0.73 U.S. dollar (“USD”).
[2] Fiscal 2025 comparable store sales has been adjusted to remove the impact of the 53rd week for year-over-year comparative purposes.
[3] Adjusted net income and Adjusted EBITDA are not measures recognized under GAAP. For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures” and the accompanying financial tables which reconcile GAAP financial measures to non-GAAP measures.

Conference Call Information
A conference call to discuss the second quarter financial results is scheduled for today, July 31, 2025, at 4:30 p.m. ET.
Investors and analysts who wish to participate in the call are invited to dial +1 800 549 8228 (international callers, please dial +1 289 819 1520) approximately 10 minutes prior to the start of the call. Please reference Conference ID 46722 when prompted. A live webcast of the conference call will be available over the Internet, which you may access by logging on to the Investor Relations section on the Company’s website at https://ir.savers.com/events-and-presentations/default.aspx.
A recorded replay of the call will be available shortly after the conclusion of the call and remain available on our website until July 31, 2026. To access the telephone replay, dial +1 888 660 6264 (international callers, please dial +1 289 819 1325). The access code for the replay is 46722# and will remain available until August 12, 2025.
About the Savers® Value Village® family of thrift stores
As the largest for-profit thrift operator in the U.S. and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers Value Village family of thrift stores, our impact, and the #ThriftProud movement at savers.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” or the negative of these terms or other comparable terminology. In particular, statements about future events and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including its fiscal 2025 outlook or financial guidance, and industry outlook are forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the impact on both the supply and demand for the Company’s products caused by general economic conditions, such as the macroeconomic pressures in Canada and/or the U.S., and changes in consumer confidence and spending; the Company’s ability to anticipate consumer demand and to source and process a sufficient quantity of quality secondhand items at attractive prices on a recurring basis; risks related to attracting new, and retaining existing customers, including by increasing acceptance of secondhand items among new and growing customer demographics; risks associated with its status as a “brick and mortar” only retailer and its lack of operations in the growing online retail marketplace; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; the risks associated with conducting business internationally, including challenges related to serving customers that are international manufacturers and suppliers, such as transportation and shipping challenges, regulatory risks in foreign jurisdictions (particularly in Canada, where the Company maintains extensive operations) and exchange rate risks, which the Company may not choose to fully hedge; the loss of, or disruption or interruption in the operations of, its centralized processing centers and other offsite processing locations; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its failure to properly hire and to retain key personnel and other qualified personnel or to manage labor costs; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; its ability to maintain an effective system of internal controls and produce timely and accurate financial statements or comply with applicable regulations; risks associated with heightened geopolitical instability due to the conflicts in the Middle East and Eastern Europe; outbreak of viruses or widespread illness, such as the COVID-19 pandemic, natural disasters or other highly disruptive events and regulatory responses thereto; and each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Non-GAAP financial measures used by the Company include Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin. The Company has included these non-GAAP financial measures in this press release as they are key measures used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decisions, and evaluate compensation decisions. Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin are not calculated or presented in accordance with GAAP and have limitations as analytical tools. You should not consider them in isolation, as a substitute for, or superior to, analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definitions of Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as they may not be comparable to similar measures disclosed by the Company’s competitors, because not all companies and analysts calculate Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin in the same manner. Because of these limitations, you should consider Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including, as applicable, net income and the Company’s other GAAP results. The Company presents Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin because it considers these meaningful measures to share with investors as they best allow comparison of the performance of one period with that of another period. In addition, by presenting Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, the Company provides investors with management’s perspective of the Company’s operating performance.
The Company defines Adjusted net income as net income excluding the impact of loss on extinguishment of debt, IPO-related stock-based compensation expense, transaction costs, foreign currency exchange rate impacts, executive transition costs, certain other adjustments, the tax effect on the above adjustments and the excess tax shortfall (benefit) from stock-based compensation. The Company defines Adjusted net income per diluted share as Adjusted net income divided by diluted weighted average common shares outstanding.
The Company defines Adjusted EBITDA as net income excluding the impact of interest expense, net, income tax expense, depreciation and amortization, loss on extinguishment of debt, stock-based compensation expense, lease intangible asset expense, executive transition costs, transaction costs, foreign currency exchange rate impacts and certain other adjustments. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net sales, expressed as a percentage.
Constant Currency
The Company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the Company's operating results for all countries where the functional currency is not the USD into the USD. Because the Company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, given the Company's significant operations in Canada, the Company's financial results are affected positively by a weakening of the USD against the CAD and are affected negatively by a strengthening of the USD against the CAD. References to operating results on a constant-currency basis indicate operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency net sales is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of its underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are not calculated or presented in accordance with GAAP and are not meant to be considered as an alternative or substitute for, or superior to, comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
Constant-currency information compares results between periods as if exchange rates had remained constant period-over-period. During the thirteen and twenty-six weeks ended June 28, 2025, as compared to the thirteen and twenty-six weeks ended June 29, 2024, the USD was stronger relative to the CAD and the Australian dollar which resulted in an unfavorable foreign currency impact on our operating results. The Company calculates constant-currency net sales by translating current period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect.

Investor Contact:
Ed Yruma
eyruma@savers.com

Media Contact:
Edelman Smithfield | 713.299.4115 | Savers@edelman.com
Savers | 206.228.2261 | sgaugl@savers.com

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Operations
(All amounts in thousands, except per share amounts, unaudited)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	June 28, 2025		June 29, 2024		June 28, 2025		June 29, 2024
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	$417,208	100.0%	$386,663	100.0%	$787,353	100.0%	$740,835	100.0%
Operating expenses:
Cost of merchandise sold, exclusive of depreciation and amortization	186,878	44.8	162,626	42.1	355,381	45.1	320,790	43.3
Salaries, wages and benefits	86,993	20.8	90,955	23.5	171,795	21.9	174,652	23.6
Selling, general and administrative	88,412	21.2	83,486	21.6	175,491	22.3	161,229	21.8
Depreciation and amortization	20,904	5.0	17,380	4.5	40,262	5.1	35,681	4.8
Total operating expenses	383,187	91.8	354,447	91.7	742,929	94.4	692,352	93.5
Operating income	34,021	8.2	32,216	8.3	44,424	5.6	48,483	6.5
Other expense (income):
Interest expense, net	15,985	3.8	15,767	4.1	30,799	3.9	31,843	4.3
(Gain) loss on foreign currency, net	(8,611)	(2.0)	940	0.2	(10,242)	(1.3)	1,896	0.3
Other expense (income), net	37	—	(496)	(0.1)	203	—	(390)	(0.1)
Loss on extinguishment of debt	—	—	—	—	2,718	0.3	4,088	0.5
Other expense, net	7,411	1.8	16,211	4.2	23,478	2.9	37,437	5.0
Income before income taxes	26,610	6.4	16,005	4.1	20,946	2.7	11,046	1.5
Income tax expense	7,693	1.9	6,293	1.6	6,752	0.9	1,801	0.3
Net income	$18,917	4.5%	$9,712	2.5%	$14,194	1.8%	$9,245	1.2%
Net income per share, basic	$0.12		$0.06		$0.09		$0.06
Net income per share, diluted	$0.12		$0.06		$0.09		$0.06
Basic weighted average shares outstanding	156,464		161,788		157,524		161,518
Diluted weighted average shares outstanding	162,393		168,010		163,297		168,020

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Balance Sheets
(All amounts in thousands, unaudited)

	June 28, 2025	December 28, 2024
Current assets:
Cash and cash equivalents	$70,550	$149,967
Trade receivables, net	19,205	16,761
Inventories	42,850	34,288
Prepaid expenses and other current assets	38,054	24,634
Derivative assets – current	24	4,574
Total current assets	170,683	230,224
Property and equipment, net	309,082	270,123
Right-of-use lease assets	609,440	552,762
Goodwill	678,895	665,465
Intangible assets, net	155,758	159,330
Deferred tax assets, net	9,377	3,801
Other assets	5,886	3,790
Total assets	$1,939,121	$1,885,495
Current liabilities:
Accounts payable and accrued liabilities	$90,783	$83,039
Accrued payroll and related taxes	61,349	52,252
Lease liabilities – current	96,573	89,809
Current portion of long-term debt	—	6,000
Total current liabilities	248,705	231,100
Long-term debt, net	700,526	735,133
Lease liabilities – non-current	529,624	472,343
Other liabilities	36,792	25,239
Total liabilities	1,515,647	1,463,815
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	680,808	657,906
Accumulated deficit	(271,968)	(250,451)
Accumulated other comprehensive income	14,634	14,225
Total stockholders’ equity	423,474	421,680
Total liabilities and stockholders’ equity	$1,939,121	$1,885,495

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Cash Flows
(All amounts in thousands, unaudited)

	Twenty-Six Weeks Ended
	June 28, 2025	June 29, 2024
Cash flows from operating activities:
Net income	$14,194	$9,245
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	23,965	40,779
Amortization of debt issuance costs and debt discount	2,826	2,755
Depreciation and amortization	40,262	35,681
Operating lease expense	69,427	63,593
Deferred income taxes, net	(5,416)	(20,631)
Loss on extinguishment of debt	2,718	4,088
Other items	(15,923)	(3,931)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(2,144)	(1,838)
Inventories	(7,717)	(4,315)
Prepaid expenses and other assets	(13,172)	(12,270)
Accounts payable and accrued liabilities	(2,449)	14,197
Accrued payroll and related taxes	6,447	(14,658)
Operating lease liabilities	(62,247)	(59,981)
Other liabilities	4,094	1,852
Net cash provided by operating activities	54,865	54,566
Cash flows from investing activities:
Purchases of property and equipment	(53,145)	(53,284)
Business acquisition, net of cash acquired	—	(2,856)
Settlement of derivative instruments, net	1,838	28,136
Purchase of marketable securities	(2,864)	—
Proceeds from sale of marketable securities	292	—
Net cash used in investing activities	(53,879)	(28,004)
Cash flows from financing activities:
Principal payments on long-term debt	(44,500)	(52,500)
Payment of debt issuance costs	—	(1,004)
Prepayment premium on extinguishment of debt	(1,335)	(1,485)
Proceeds from stock option exercises	411	3,139
Repurchase of common stock	(35,646)	(2,866)
Shares withheld for taxes	(191)	(40)
Settlement of derivative instrument, net	—	11,925
Principal payments on finance lease liabilities	(1,672)	(705)
Net cash used in financing activities	(82,933)	(43,536)
Effect of exchange rate changes on cash and cash equivalents	2,530	(2,330)
Net change in cash and cash equivalents	(79,417)	(19,304)
Cash and cash equivalents at beginning of period	149,967	179,955
Cash and cash equivalents at end of period	$70,550	$160,651

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Net Income Per Share Calculation
(Unaudited)
The following unaudited table sets forth the computation of net income per basic and diluted share as shown on the face of the accompanying condensed consolidated statements of operations:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(in thousands, except per share data)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Numerator
Net income	$18,917	$9,712	$14,194	$9,245
Denominator
Basic weighted average shares outstanding	156,464	161,788	157,524	161,518
Dilutive effect of employee stock options and awards	5,929	6,222	5,773	6,502
Diluted weighted average shares outstanding	162,393	168,010	163,297	168,020
Net income per share
Basic	$0.12	$0.06	$0.09	$0.06
Diluted	$0.12	$0.06	$0.09	$0.06

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Segment Results
(Unaudited)
The following unaudited tables present net sales and profit by segment. In each table, “Other” is attributable to the Australia Retail and Wholesale operating segments which have been combined.

	Thirteen Weeks Ended
(dollars in thousands)	June 28, 2025	June 29, 2024	$ Change	% Change
Net sales:
U.S. Retail	$228,833	$207,068	$21,765	10.5%
Canada Retail	154,956	149,836	5,120	3.4%
Other	33,419	29,759	3,660	12.3%
Total net sales	$417,208	$386,663	$30,545	7.9%
Segment profit:
U.S. Retail	$48,513	$48,058	$455	0.9%
Canada Retail	$39,475	$44,078	$(4,603)	(10.4)%
Other	$8,689	$8,423	$266	3.2%

	Twenty-Six Weeks Ended
(dollars in thousands)	June 28, 2025	June 29, 2024	$ Change	% Change
Net sales:
U.S. Retail	$439,598	$399,648	$39,950	10.0%
Canada Retail	283,591	283,955	(364)	(0.1)%
Other	64,164	57,232	6,932	12.1%
Total net sales	$787,353	$740,835	$46,518	6.3%
Segment profit:
U.S. Retail	$87,511	$88,679	$(1,168)	(1.3)%
Canada Retail	$64,791	$78,791	$(14,000)	(17.8)%
Other	$17,379	$17,079	$300	1.8%

SAVERS VALUE VILLAGE, INC.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call to be held on July 31, 2025, discussing the Company’s financial condition and results of operations for the second quarter.

The following unaudited table presents a reconciliation of net income and net income per diluted share on a GAAP basis to Adjusted net income and Adjusted net income per diluted share for the periods presented:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(in thousands, except per share amounts)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Adjusted net income:
Net income	$18,917	$9,712	$14,194	$9,245
Loss on extinguishment of debt (1)(2)	—	—	2,718	4,088
IPO-related stock-based compensation expense (1)(3)	8,870	19,732	17,749	37,725
Transaction costs (1)(4)	1,205	350	1,205	2,607
Foreign currency exchange rate impacts (1)(5)	(8,513)	940	(8,999)	1,896
Executive transition costs (1)(6)	—	610	—	610
Other adjustments (1)(7)	2,580	(713)	2,253	(711)
Tax effect on adjustments (8)	(555)	(4,192)	(3,219)	(10,314)
Excess tax shortfall (benefit) from stock-based compensation	248	262	466	(2,766)
Adjusted net income	$22,752	$26,701	$26,367	$42,380

Adjusted net income per share, diluted:
Net income per share, diluted	$0.12	$0.06	$0.09	$0.06
Loss on extinguishment of debt (1)(2)	—	—	0.02	0.02
IPO-related stock-based compensation expense (1)(3)	0.05	0.12	0.11	0.22
Transaction costs (1)(4)	0.01	—	0.01	0.02
Foreign currency exchange rate impacts (1)(5)	(0.05)	0.01	(0.06)	0.01
Executive transition costs (1)(6)	—	—	—	—
Other adjustments (1)(7)	0.02	—	0.01	—
Tax effect on adjustments (8)	—	(0.02)	(0.02)	(0.06)
Excess tax shortfall (benefit) from stock-based compensation	—	—	—	(0.02)
Adjusted net income per diluted share*	$0.14	$0.16	$0.16	$0.25
*May not foot due to rounding
(1)Presented pre-tax.
(2)Removes the effects of the loss on extinguishment of debt in relation to the partial redemption of our Senior Secured Notes on February 6, 2025 and March 4, 2024, and the repricing of outstanding borrowings under the Term Loan Facility on January 30, 2024.
(3)Represents stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Comprised of non-capitalizable expenses related to offering costs, debt transactions and acquisitions.
(5)Represents remeasurement (gains) losses on unsettled foreign currency transactions, realized and unrealized (gains) losses on cross currency swaps, and unrealized (gains) losses on forward contracts. Beginning in fiscal 2025, this line does not include realized (gains) losses on forward contracts. The impact of the change is inconsequential to prior periods, so we have not recast previous year amounts to reflect this change.

(6)Represents severance costs associated with executive leadership changes.
(7)The thirteen and twenty-six weeks ended June 28, 2025 include accelerated amortization and depreciation of $3.3 million due to a reduction of the estimated useful lives for certain acquisition-related intangible assets and store-related property and equipment. In addition, the thirteen and twenty-six weeks ended June 28, 2025 include a reduction to the fair value of acquisition-related contingent consideration of $0.9 million and $1.2 million, respectively. The thirteen and twenty-six weeks ended June 29, 2024 include insurance proceeds of $0.7 million.
(8)Tax effect on adjustments is calculated utilizing the tax rate specifically applicable to the respective adjustments.

A reconciliation of the Company’s fiscal 2025 outlook for net income and net income per diluted share on a GAAP basis to Adjusted net income and Adjusted net income per diluted share is presented in the table below:

	Fifty-Three Weeks Ended
	January 3, 2026
(in millions, except per share amounts)	Low End	High End
Adjusted net income:
Net income	$47	$58
Loss on extinguishment of debt (1)(2)	3	3
IPO-related stock-based compensation expense (1)(3)	26	26
Transaction costs (1)(4)	1	1
Foreign currency exchange rate impacts (1)(5)	(9)	(9)
Other adjustments (1)(6)	2	2
Tax effect on adjustments (7)	(4)	(4)
Excess tax shortfall from stock-based compensation	1	1
Adjusted net income	$67	$78

Adjusted net income per share, diluted:
Net income per share, diluted	$0.29	$0.36
Loss on extinguishment of debt (1)(2)	0.02	0.02
IPO-related stock-based compensation expense (1)(3)	0.16	0.16
Transaction costs (1)(4)	0.01	0.01
Foreign currency exchange rate impacts (1)(5)	(0.06)	(0.06)
Other adjustments (1)(6)	0.01	0.01
Tax effect on adjustments (7)	(0.03)	(0.03)
Excess tax shortfall from stock-based compensation	—	—
Adjusted net income per diluted share*	$0.41	$0.48
*May not foot due to rounding
(1)Presented pre-tax.
(2)Removes the effect of the loss on extinguishment of debt in relation to the partial redemption of our Senior Secured Notes on February 6, 2025.
(3)Represents stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Comprised of non-capitalizable expenses related to offering costs.
(5)Represents remeasurement (gains) losses on unsettled foreign currency transactions and unrealized (gains) losses on forward contracts.
(6)Includes accelerated amortization and depreciation due to a reduction of the estimated useful lives for certain acquisition-related intangible assets and store-related property and equipment, as well as a change in the fair value of acquisition-related contingent consideration.
(7)Tax effect on adjustments is calculated utilizing the tax rate specifically applicable to the respective adjustments.

The following unaudited table presents a reconciliation of GAAP net income to Adjusted EBITDA for the periods presented:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(dollars in thousands)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net income	$18,917	$9,712	$14,194	$9,245
Interest expense, net	15,985	15,767	30,799	31,843
Income tax expense	7,693	6,293	6,752	1,801
Depreciation and amortization	20,904	17,380	40,262	35,681
Loss on extinguishment of debt (1)	—	—	2,718	4,088
Stock-based compensation expense (2)	12,429	21,650	23,965	40,779
Lease intangible asset expense (3)	852	904	1,685	1,781
Executive transition costs (4)	—	610	—	610
Transaction costs (5)	1,205	350	1,205	2,607
Foreign currency exchange rate impacts (6)	(8,513)	940	(8,999)	1,896
Other adjustments (7)	(686)	(713)	(1,013)	(711)
Adjusted EBITDA	$68,786	$72,893	$111,568	$129,620
Net income margin	4.5%	2.5%	1.8%	1.2%
Adjusted EBITDA margin	16.5%	18.9%	14.2%	17.5%
(1)Removes the effects of the loss on extinguishment of debt in relation to the partial redemption of our Senior Secured Notes on February 6, 2025 and March 4, 2024, and the repricing of outstanding borrowings under the Term Loan Facility on January 30, 2024.
(2)Represents non-cash stock-based compensation expense related to stock options and restricted stock units granted to certain of our employees and directors.
(3)Represents lease expense associated with acquired lease intangibles. Prior to the adoption of Topic 842, this expense was included within depreciation and amortization.
(4)Represents severance costs associated with executive leadership changes.
(5)Comprised of non-capitalizable expenses related to offering costs, debt transactions and acquisitions.
(6)Represents remeasurement (gains) losses on unsettled foreign currency transactions, realized and unrealized (gains) losses on cross currency swaps, and unrealized (gains) losses on forward contracts. Beginning in fiscal 2025, this line does not include realized (gains) losses on forward contracts. The impact of the change is inconsequential to prior periods, so we have not recast previous year amounts to reflect this change.
(7)The thirteen and twenty-six weeks ended June 28, 2025 include a reduction to the fair value of acquisition-related contingent consideration of $0.9 million and $1.2 million, respectively. The thirteen and twenty-six weeks ended June 29, 2024 include insurance proceeds of $0.7 million.

A reconciliation of the Company’s fiscal 2025 outlook for GAAP net income to Adjusted EBITDA is presented in the table below:

	Fifty-Three Weeks Ended
	January 3, 2026
(in millions)	Low End	High End
Net income	$47	$58
Interest expense, net	67	67
Income tax expense	21	25
Depreciation and amortization	80	80
Loss on extinguishment of debt (1)	3	3
Stock-based compensation expense (2)	40	40
Lease intangible asset expense (3)	3	3
Transaction costs (4)	1	1
Foreign currency exchange rate impacts (5)	(9)	(9)
Other adjustments (6)	(1)	(1)
Adjusted EBITDA	$252	$267
(1)Removes the effect of the loss on extinguishment of debt in relation to the partial redemption of our Senior Secured Notes on February 6, 2025.
(2)Represents non-cash stock based compensation expense related to stock options and restricted stock units granted to certain of the Company’s employees and directors.
(3)Represents lease expense associated with acquired lease intangibles. Prior to the adoption of Topic 842, this expense was included within depreciation and amortization.
(4)Comprised of non-capitalizable expenses related to offering costs.
(5)Represents remeasurement (gains) losses on unsettled foreign currency transactions and unrealized (gains) losses on forward contracts.
(6)Includes a change in the fair value of acquisition-related contingent consideration.

Constant Currency
The Company calculates constant-currency net sales by translating current-period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect. The Company’s constant-currency net sales is not a financial measure prepared in accordance with GAAP.
The following unaudited table presents a reconciliation of GAAP net sales to constant-currency net sales for the periods presented. In each table, “Other” is attributable to the Australia Retail and Wholesale operating segments which have been combined.

	Thirteen Weeks Ended
(dollars in thousands)	Net Sales	Impact of Foreign Currency	Constant-Currency Net Sales	$ Change Over Prior Year	% Change Over Prior Year
June 28, 2025
U.S. Retail	$228,833	$—	$228,833	$21,765	10.5%
Canada Retail	154,956	1,884	156,840	7,004	4.7%
Other	33,419	384	33,803	4,044	13.6%
Total net sales	$417,208	$2,268	$419,476	$32,813	8.5%
June 29, 2024
U.S. Retail	$207,068	n/a	$207,068	n/a	n/a
Canada Retail	149,836	n/a	149,836	n/a	n/a
Other	29,759	n/a	29,759	n/a	n/a
Total net sales	$386,663	n/a	$386,663	n/a	n/a

	Twenty-Six Weeks Ended
(dollars in thousands)	Net Sales	Impact of Foreign Currency	Constant-Currency Net Sales	$ Change Over Prior Year	% Change Over Prior Year
June 28, 2025
U.S. Retail	$439,598	$—	$439,598	$39,950	10.0%
Canada Retail	283,591	10,482	294,073	10,118	3.6%
Other	64,164	1,094	65,258	8,026	14.0%
Total net sales	$787,353	$11,576	$798,929	$58,094	7.8%
June 29, 2024
U.S. Retail	$399,648	n/a	$399,648	n/a	n/a
Canada Retail	283,955	n/a	283,955	n/a	n/a
Other	57,232	n/a	57,232	n/a	n/a
Total net sales	$740,835	n/a	$740,835	n/a	n/a
n/a - not applicable

Supplemental Metrics
The Company uses the below supplemental metrics to evaluate the performance of its business, identify trends, formulate financial projections and make strategic decisions. The Company believes these metrics provide useful information to investors and others in understanding and evaluating its results of operations in the same manner as its management team.

The following unaudited table summarizes certain supplemental metrics for the periods presented:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Comparable Store Sales (1)
U.S.	6.2%	2.1%	5.2%	2.2%
Canada	2.6%	(3.1)%	1.7%	(2.9)%
Total (2)	4.6%	(0.1)%	3.7%	0.1%
Number of Stores
U.S.	171	165	171	165
Canada	167	159	167	159
Total (2)	354	337	354	337
Other Metrics
Pounds processed (lbs mm)	279	254	541	492
On-site donations and GreenDrop as a % of total pounds processed	78.5%	78.3%	76.3%	75.2%
Sales yield (3)	$1.46	$1.46	$1.42	$1.44
Cost of merchandise sold per pound processed	$0.67	$0.64	$0.66	$0.65
(1)Comparable store sales is the percentage change in comparable store sales over the comparable period in the prior fiscal year. Beginning in fiscal 2025, comparable store sales is defined as sales by stores that have been in operation for all or a portion of 14 months. The impact of the change is inconsequential to prior periods, so we have not recast previous year amounts to reflect this change. For the periods presented, comparable store sales exclude stores acquired from 2 Peaches Group, LLC. Comparable store sales is measured in local currency for Canada, while total comparable store sales is measured on a currency neutral basis.
(2)Total comparable store sales and total number of stores include our Australia retail locations, in addition to retail stores in the U.S. and Canada.
(3)The Company defines sales yield as retail sales generated per pound processed on a currency neutral and comparable store basis.